UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):         June 30, 2005

LIN TV Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-31311	05-0501252

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Richmond Square, Suite 200 Providence, Rhode Island	02906

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	401-454-2880

Not Applicable

Former name or former address, if changed since last report

LIN Television Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-25206	13-3581627

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Four Richmond Square, Suite 200 Providence, Rhode Island	02906

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	401-454-2880

n/a

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entries into a Material Definitive Agreement.

On June 30, 2005, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of LIN TV Corp. (the “Company”) approved an amended and restated employment agreement for Gary R. Chapman, Chairman, President and Chief Executive Officer of the Company, that extends the term of his employment through December 31, 2007 and revises his annual base salary to a minimum of $800,000.

In addition, the Compensation Committee approved amendments to the severance agreements for Mr. Chapman, Mr. Gregory M. Schmidt, Vice President New Development and General Counsel and Mr. Peter E. Maloney, Vice President, Benefits and Special Projects. The amendment revises certain terms within the agreement and changes the severance payment with each of these executives (each, an “Executive”) to include the following:

a.	The Company will pay a lump sum severance payment of three times the sum of the Executive’s annual base salary and the highest bonus compensation with respect to the last three fiscal years plus the present value of all benefits accrued to the Executive but not vested under the LIN Television Corporation Retirement Plan and additional benefits which would accrue to the Executive under the Retirement Plan if the employee had continued to be employed by the Company on the same terms the Executive was employed on as of the date of termination for a period of twelve months after the date of termination.

b.	The Company will provide the Executive for a period commencing on the date of termination of the Executive’s employment and ending on the earlier of the third anniversary of the date of termination or the Executive’s death (the “Benefits Period”), life, health, disability and accident insurance benefits and the package of “Executive benefits” substantially similar, individually and in the aggregate, to those which the Executive was receiving immediately prior to the notice of termination, or immediately prior to certain change of control events, if greater, as if Executive were continuing as an employee of the Company during the Benefits Period, provided, however, that with respect to the provision of insurance benefits during the Benefits Period, Executive shall be obligated to continue to pay that proportion of premiums paid by the Executive immediately prior to such event.

c.	With respect to all stock options and stock awards granted to the Executive under the 1998 Stock Option Plan, the 1998 Substitute Stock Option Plan, the 1998 Phantom Stock Plan, and the Amended and Restated 2002 Stock Plan of LIN TV (collectively, the “Options and Awards”) which are not otherwise exercisable or vested on the date of termination, such Options and Awards shall be deemed vested and exercisable immediately as of the date of termination.

d.	If the foregoing severance compensation would constitute an “excess parachute payment” (as defined in Section 280G of the Internal Revenue Code), such severance compensation shall be increased by a payment sufficient to restore the Executive to the same after-tax position the Executive would have been in if the excise tax had not been imposed.

The Compensation Committee also approved a severance agreement for Mr. Vincent L. Sadusky, Vice President, Chief Financial Officer and Treasurer which contains terms substantially the same as described in the amended agreements above.

The foregoing description of these agreements as described above is qualified in its entirety by the complete text of the agreements, which are attached as Exhibit 10.1-10.5 to this Report.

The Compensation Committee approved a grant of stock options to the Executives listed in the table below. The grant of stock options vest over four years with 25% vesting per year. The stock options have an exercise price equal to the market price of the Company’s Class A Common Stock on the date of grant and have a term of ten years from the date of grant.

Stock
Options
Gary R. Chapman	78,333
Vincent L. Sadusky	26,667
Gregory M. Schmidt	25,000
Peter E. Maloney	16,667

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors elected Peter S. Brodsky to serve as a Class II director of LIN TV Corp to serve in accordance with the By-Laws of the Corporation until the 2008 Annual Meeting of Stockholders.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated July 1, 2005, by and among LIN TV Corp. and Gary R. Chapman.
10.2	Fourth Amendment, dated July 1, 2005 to the Severance Agreement dated as of September 5, 1996, between LIN Television Corporation and Gary R. Chapman.
10.3	Severance Agreement dated July 1, 2005 between LIN Television Corporation and Vincent L. Sadusky.
10.4	Fourth Amendment, dated July 1, 2005 to the Severance Agreement dated as of September 5, 1996, between LIN Television Corporation and Gregory M. Schmidt.
10.5	Fourth Amendment, dated July 1, 2005 to the Severance Agreement dated as of September 5, 1996, between LIN Television Corporation and Peter E. Maloney.
10.6	Form of an Nonqualified Stock Option Letter Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIN TV Corp.
By:	/s/ William A. Cunningham
	Name:	William A. Cunningham
	Title:	Vice President and Controller

Exhibit Index

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated July 1, 2005, by and among LIN TV Corp. and Gary R. Chapman.
10.2	Fourth Amendment, dated July 1, 2005 to the Severance Agreement dated as of September 5, 1996, between LIN Television Corporation and Gary R. Chapman.
10.3	Severance Agreement dated July 1, 2005 between LIN Television Corporation and Vincent Sadusky.
10.4	Fourth Amendment, dated July 1, 2005 to the Severance Agreement dated as of September 5, 1996, between LIN Television Corporation and Gregory M. Schmidt.
10.5	Fourth Amendment, dated July 1, 2005 to the Severance Agreement dated as of September 5, 1996, between LIN Television Corporation and Peter E. Maloney.
10.6	Form of an Nonqualified Stock Option Letter Agreement.